EXHIBIT 21.1

SUBSIDIARIES OF POWERWAVE TECHNOLOGIES, INC.

Powerwave UK Limited

Powerwave Technologies Singapore Pte. Ltd.

Powerwave Services, Inc.

Powerwave France, Inc.

Powerwave Europe, Inc.

Powerwave Technologies Canada, Ltd.

P-Wave, Ltd.

Powerwave Technologies Hong Kong, Ltd.

Powerwave Technologies (Suzhou) Co., Ltd.

Milcom International, Incorporated

Milcom International, Ltd.

Powerwave Finland, OY

Powerwave Technologies Sweden Holdings AB

LGP Allgon Holding AB

Powerwave Sweden AB

Allgon Systems AB

Powerwave Microwave Sweden

Allgon Innovation AB

Powerwave Technologies (Wuxi) Co. Ltd.

Allgon Systems Ltd.

LGP Allgon OY

Allgon HK Ltd.

Powerwave Enterprises Inc.

Powerwave Enterprises LLC

Powerwave Ltd.

LGP Allgon Comercio de Equipmentos de telecommuicoces Ltda.

Allgon Telecom Limitada Agencia en Chile

Allgon Telecom Ltda

Allgon Antennspecialisten AB

Allgon Telecom K.K. Japan

Allgon WestCom AB

ND Norsk Data AB

West Plating AB

Allgon International AB

Radio Systems BV

RF Integration Sweden AB

Powerwave Technologies Sweden AB

LGP Telecom GmbH

LGP Telecom Ltda.

Powerwave Technologies UK, Ltd.

LGP Allgon Singapore Pte Ltd.

LGP Allgon Pty Ltd.

LGP Telecom Shanghai Ltd.

LGP Allgon Estonia Ou

Arkivator Falkoping AB

MG Instruments AB

KB IR Falevi AB